Exhibit 23.2

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B      GST Reg No: M90367663E       Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2024, with respect to the consolidated financial statements of Utime Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ Audit Alliance LLP
Singapore
July 27, 2026